UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2010

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas		66611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 4, 2010, Westar Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), and J.P. Morgan Securities LLC, in its capacity as agent for JPMorgan Chase Bank, National Association, London Branch (the “Forward Counterparty”), relating to the offer and sale of 7,500,000 shares of the Company’s common stock by the Forward Counterparty (or an affiliate thereof) in connection with the Forward Sale Agreement described below. On November 5, 2010, the Underwriters exercised an option to purchase from the Forward Counterparty (or an affiliate thereof) in connection with the Additional Forward Sale Agreement described below an additional 980,369 shares of the Company’s common stock to cover over-allotments. The Underwriters are offering such shares of common stock to the public at a price per share of $25.54 (the “Offering”). The closing of the Offering, which is subject to customary closing conditions, is expected to occur on November 10, 2010.

The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-165889). This Current Report on Form 8-K shall be deemed incorporated into such registration statement and the final prospectus supplement relating to the Offering.

Forward Agreements

In connection with the offering of the Company’s common stock by the Underwriters, the Company also entered into (a) a confirmation dated November 4, 2010 (the “Forward Sale Agreement”) with the Forward Counterparty relating to an aggregate of 7,500,000 shares of the Company’s common stock and (b) a confirmation dated November 5, 2010 (the “Additional Forward Sale Agreement” and, together with the Forward Sale Agreement, the “Forward Agreements”) with the Forward Counterparty relating to an aggregate of 980,369 shares of the Company’s common stock. In connection with the execution of the Forward Agreements, the Forward Counterparty (or an affiliate thereof) is borrowing from third parties and selling in the Offering 8,480,369 shares of the Company’s common stock.

Under each Forward Agreement, if the Forward Counterparty (or an affiliate thereof) determines, in its commercially reasonable judgment, that it is unable to borrow, or that it is unable to borrow at a cost not greater than a specified threshold, and deliver for sale on the anticipated closing date of the Offering any shares of the Company’s common stock, then such Forward Agreement will be terminated in its entirety. If the Forward Counterparty (or an affiliate thereof) determines, in its commercially reasonable judgment, that it is unable to borrow, or that it is unable to borrow at a cost not greater than a specified threshold, and deliver for sale on the anticipated closing date of the Offering the full number of shares of the Company’s common stock to which such Forward Agreement relates, then the number of shares of the Company’s common stock to which such Forward Agreement relates will be reduced to the number of shares that the Forward Counterparty (or an affiliate thereof) determines, in its commercially reasonable judgment, that it is able to borrow, or that it is able to borrow at or below such a cost, as the case may be, and deliver. In the event that the number of shares to which such Forward Agreement relates is so reduced, the commitments of the Underwriters to purchase shares of the Company’s common stock from the Forward Counterparty (or an affiliate thereof) and the obligation of the Forward Counterparty (or an affiliate thereof) to borrow such shares for delivery and sale to the Underwriters, as described above, will be replaced with the commitments of the Underwriters to purchase from the Company, and corresponding obligations of the Company to issue directly to the Underwriters, the number of shares not borrowed and delivered by the Forward Counterparty (or an affiliate thereof). In such circumstances, the Company or the representatives of the Underwriters will have the right to postpone the closing date of the Offering for one business day to effect any necessary changes to the documents or arrangements.

The Company will receive an amount equal to the net proceeds from the offering and sale of the borrowed shares of its common stock sold in the Offering, subject to certain adjustments pursuant to the Forward Agreements, from the Forward Counterparty upon full physical settlement of the Forward Agreements. The Company will only receive such proceeds if it elects to fully physically settle the Forward Agreements. The Forward Agreements provide for settlement on a settlement date or dates to be specified at the Company’s discretion within approximately eighteen months from the date of the Forward Sale Agreement. On a settlement date, if the Company decides to physically settle a Forward Agreement, it will issue shares of the Company’s common stock to the Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $24.6461 per share (the “Forward Sale Price”), which is the public offering price of the Company’s shares of common stock in the Offering, less the underwriting discount. The Forward Agreements provide that the initial Forward Sale Price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be subject to decrease on certain dates specified in the Forward Agreements by the amount of the per share quarterly dividends that the Company currently expects to declare during the terms of the Forward Agreements.

The Forward Counterparty will have the right to accelerate a Forward Agreement and require the Company to settle such Forward Agreement on a date specified by the Forward Counterparty if (1) in its commercially reasonable judgment, it or its affiliate is unable to borrow, or unable to borrow at a cost not greater than a specified threshold, a number of shares of the Company’s common stock equal to the number of shares to be delivered by the Company upon physical settlement of such Forward Agreement but only to the extent of such inability, (2) the Company declares any dividend or distribution on shares of the Company’s common stock that is payable in (a) cash (other than an extraordinary dividend) in excess of a specified amount, (b) securities of another company acquired or owned by the Company as a result of a spin-off or other similar transaction or (c) any other type of securities (other than the Company’s common stock), rights, warrants or other assets, (3) the Company’s board of directors votes to approve, or there is a public announcement of, any action that, if consummated, would result in certain mergers involving the Company or (4) certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with entering into such Forward Agreement, the Company’s bankruptcy or insolvency, a change in law or the Company’s nationalization or the delisting of the Company’s common stock (each as more fully described in the Forward Agreements).

Except under limited circumstances described below, the Company generally has the right to elect physical, cash or net share settlement of a Forward Agreement. In the event that the Company elects to cash or net share settle, if the price of the Company’s common stock at which the Forward Counterparty or its affiliate unwinds its hedge exceeds the Forward Sale Price at the time (subject to any scheduled decrease in the Forward Sale Price per share occurring during such unwind period), the Company will pay the Forward Counterparty under such Forward Agreement an amount in cash (if the Company cash settles) equal to such difference, or deliver to the Forward Counterparty a number of shares of the Company’s common stock (if the Company net share settles) having a value equal to such difference, as the case may be. Conversely, if the Company elects to cash or net share settle and the price of the Company’s common stock at which the Forward Counterparty or its affiliate unwinds its hedge is below the Forward Sale Price at the time, the Forward Counterparty or its affiliate under such Forward Agreement will pay to the Company an amount in cash (if the Company cash settles) equal to such difference, or deliver to the Company a number of shares of the Company’s common stock (if the Company net share settles) having a value equal to such difference, as the case may be.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 4, 2010, among J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, J.P. Morgan Securities LLC, in its capacity as agent for JPMorgan Chase Bank, National Association, London Branch, and Westar Energy, Inc.

5.1	Opinion of Larry D. Irick regarding the legality of the common stock

10.1	Confirmation of Forward Sale Transaction, dated November 4, 2010, between JPMorgan Chase Bank, National Association, London Branch and Westar Energy, Inc.

10.2	Confirmation of Additional Forward Sale Transaction, dated November 5, 2010, between JPMorgan Chase Bank, National Association, London Branch and Westar Energy, Inc.

23.1	Consent of Larry D. Irick (included in his opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: November 8, 2010	By:	/s/ Larry D. Irick
		Name:	Larry D. Irick
		Title:	Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 4, 2010, among J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, J.P. Morgan Securities LLC, in its capacity as agent for JPMorgan Chase Bank, National Association, London Branch, and Westar Energy, Inc.

5.1	Opinion of Larry D. Irick regarding the legality of the common stock

10.1	Confirmation of Forward Sale Transaction, dated November 4, 2010, between JPMorgan Chase Bank, National Association, London Branch and Westar Energy, Inc.

10.2	Confirmation of Additional Forward Sale Transaction, dated November 5, 2010, between JPMorgan Chase Bank, National Association, London Branch and Westar Energy, Inc.

23.1	Consent of Larry D. Irick (included in his opinion filed as Exhibit 5.1)